Exhibit 99.1
AdvanSix.com
News Release

ADVANSIX ANNOUNCES FIRST QUARTER 2020 FINANCIAL RESULTS

Sales of $303 million, down 4% versus prior year
Earnings Per Share of $0.31; Cash Flow from Operations of $20 million

Business designated as essential during COVID-19 response
Company taking proactive measures to mitigate COVID-19 impacts; Continues to operate to meet customer demand while protecting health and safety of employees

Parsippany, N.J., May 1, 2020 - AdvanSix (NYSE: ASIX) today announced its financial results for the first quarter ending March 31, 2020. Overall, the Company's first quarter results reflected the resilience and strength of its vertically integrated asset base and global low-cost advantage with minimal impact from COVID-19.
First Quarter 2020 Results
•Sales down approximately 4% versus prior year, as 6.5% higher volume and 1.1% higher raw material pass-through pricing was more than offset by 11.5% unfavorable impact of market-based pricing
•Net Income of $8.6 million, a decrease of $11.6 million versus the prior year
•EBITDA of $28.6 million, a decrease of $13.4 million versus the prior year
•Cash Flow from Operations of $19.7 million, a decrease of $22.4 million versus the prior year
•Capital Expenditures of $34.1 million, a decrease of $5.4 million versus the prior year
•Free Cash Flow of ($14.4) million, a decrease of $16.9 million versus the prior year

“Our integrated asset base, global low-cost position, and diverse co-product portfolio served us well in the first quarter as we continued to navigate through challenging nylon industry conditions," said Erin Kane, president and CEO of AdvanSix. "As we progress through the second quarter, we are executing our business continuity plans to ensure we remain a trusted partner for reliable supply to our customers. Designated as an essential business during the COVID-19 response, we take our obligations seriously to produce materials that support the broader population while maintaining a relentless focus on health and safety. Nylon demand weakness in carpet and engineered plastics applications is expected to continue, however, we've seen resilience across various other product lines including our acetone for hand sanitizer and acrylic screens, nylon for food packaging, and granular ammonium sulfate into the heart of the domestic planting season. I'm proud of the way our entire team has come together to keep our business moving forward during this dynamic and unprecedented time.”

Summary first quarter 2020 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	1Q 2020	1Q 2019
Sales	$302,713	$314,895
Net Income	8,576	20,174
Earnings Per Share (Diluted)	$0.31	$0.68
EBITDA (1)	28,631	42,020
EBITDA Margin % (1)	9.5%	13.3%
Cash Flow from Operations	19,719	42,076
Free Cash Flow (1)(2)	(14,381)	2,564
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Sales of $302.7 million decreased approximately 4% versus the prior year. Market-based pricing was unfavorable by 11.5% compared to the prior year reflecting challenging end market conditions in our nylon and caprolactam product lines as well as higher standard export sales mix in ammonium sulfate. Raw material pass-through pricing was favorable by 1.1% following a net cost increase in benzene and propylene (inputs to cumene which is a key feedstock to our products). Sales volume in the quarter increased 6.5% versus the prior year primarily due to higher standard ammonium sulfate export sales and improved industry dynamics in chemical intermediates, particularly acetone and oximes.

Sales by product line represented the following approximate percentage of our total sales:

	1Q 2020	1Q 2019
Nylon	26%	31%
Caprolactam	22%	20%
Ammonium Sulfate Fertilizers	23%	21%
Chemical Intermediates	29%	28%

EBITDA of $28.6 million in the quarter decreased $13.4 million versus the prior year primarily due to the unfavorable impact of market-based pricing partially offset by higher volume, the favorable impact of lower raw material costs including natural gas and sulfur, and productivity benefits from our natural gas boilers.

Earnings per share of $0.31 decreased $0.37 versus the prior year driven by the factors discussed above as well as a higher effective tax rate in the quarter versus the prior year.

Cash flow from operations of $19.7 million in the quarter decreased $22.4 million versus the prior year primarily due to lower net income and the unfavorable impact of changes in working capital. Capital expenditures of $34.1 million in the quarter decreased $5.4 million versus the prior year.

COVID-19 Response Summary
The U.S. Department of Homeland Security designated our industry as "essential critical infrastructure" during the response to COVID-19 for both public health and safety as well as community well-being.

Health, Safety and Operations
•Company protocols in place including on-site medical personnel to actively monitor employees and contractors
•Business continuity plans supporting safe and stable operations, while continuing to serve our customers by adjusting output to changes in mix and demand
•Previously scheduled 2Q20 planned plant turnaround has been de-risked – a majority of the work has been shifted into 3Q20 in order to limit the number of contractors on site
•Thermal screening process at all manufacturing facilities, with restrictions on non-essential visitors
•Social distancing measures limiting the number of employees in control rooms, labs and meetings
•Maintaining policies and practices consistent with CDC and government guidelines, including upgraded personal protective equipment and face coverings at all manufacturing facilities
•Telecommuting across all sites, where possible
•Prohibiting all non-essential domestic and international business travel

Financial Position
•$425 million revolving credit facility in place maturing in 2023 - provides base source of liquidity in addition to cash flow from operations
•As of 1Q20, the Company had approximately $31 million of cash on hand with approximately $87 million of additional capacity available under the revolving credit facility; Increasing cash balances through 2Q20 as we navigate COVID-19 impacts
•Evaluating additional liquidity potential under the credit facility’s uncommitted accordion feature
•Previously announced credit facility amendment executed in 1Q20 provides 2020 covenant flexibility
•Disciplined cost management including discretionary spending and further reduction of capital expenditures

Outlook
•Nylon demand weakness expected to continue; COVID-19 further challenging industry conditions
•Ammonium sulfate and acetone demand expected to remain firm on essential application use
◦Steady ammonium sulfate fertilizer demand expected through domestic planting season
◦Improved acetone industry supply and demand balance following final, affirmative anti-dumping duties
•Expect Capital Expenditures to be $80 to $90 million in 2020, a decrease of $60 to $70 million versus 2019
•Expect pre-tax income impact of planned plant turnarounds to be $30 to $35 million in 2020, approximately flat to $5 million favorable versus 2019
•Mitigating impact of 2019 PES supplier disruption and shutdown; Currently expect impact to 2020 pre-tax income of $5 to $10 million, approximately flat to $5 million favorable versus 2019

"In these uncertain times, we're taking a prudent and disciplined approach to cost and cash management. We've further reduced our expected capital expenditures for this year and as previously announced, shifted a majority of our second quarter planned turnaround into the third quarter to minimize risk to the continuity of our operations. We're continuing to leverage our strengths and are committed to driving best possible outcomes, which will require us to remain agile as we navigate through the near-term environment,” added Kane.

The Company also recently published its third annual Sustainability Report. To read more about the many ongoing initiatives at AdvanSix, the 2019 Sustainability Report can be accessed at http://www.advansix.com/global-citizenship.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:00 a.m. ET. To participate on the conference call, dial (334) 777-6978 (domestic) or (800) 367-2403 (international) approximately 10 minutes before the 9:00 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s first quarter 2020 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on May 1 until 12 noon ET on May 8 by dialing (719) 457-0820 (domestic) or (888) 203-1112 (international). The access code is 1073556.

About AdvanSix
AdvanSix is a leading manufacturer of Nylon 6, a polymer resin which is a synthetic material used by our customers to produce fibers, filaments, engineered plastics and films that, in turn, are used in such end-products as carpets, automotive and electronic components, sports apparel, food packaging and other industrial applications. As a result of our backward integration and the configuration of our manufacturing facilities, we also sell caprolactam, ammonium sulfate fertilizer, acetone and other intermediate chemicals, all of which are produced as part of our integrated manufacturing value chain. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words like "expect," "anticipate," "estimate," “outlook”, "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" or other variations or similar terminology. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally, including the impact of the coronavirus (COVID-19) pandemic; the scope and duration of the pandemic and pace of recovery; governmental, business and individuals’ actions in response to the pandemic, including our business continuity and cash optimization plans that have and may be implemented; the impact of social and economic restrictions and other containment measures taken to combat virus transmission; the effect on our customers’ demand for our products and our suppliers’ ability to manufacture and deliver our raw materials, including implications of reduced refinery utilization in the U.S.; our ability to sell and provide our goods and services, including as a result of travel and other COVID-19-related restrictions; the ability of our customers to pay for our products; and any closures of our and our customers’ offices and facilities; risks associated with our indebtedness including compliance with financial and restrictive covenants, and our ability to access capital on reasonable terms or at all due to economic conditions resulting from COVID-19 or otherwise; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, natural disasters and pandemics including the coronavirus; price fluctuations and supply of raw materials; our operations and growth projects requiring substantial capital; growth rates and cyclicality of the industries we serve including global changes in supply and demand; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties or otherwise; cybersecurity and data privacy incidents; failure to maintain effective internal controls; disruptions in transportation and logistics; our inability to achieve some or all of the anticipated benefits of our spin-off including uncertainty regarding qualification for expected tax treatment; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission (SEC), including the risk factors in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, as updated in subsequent reports filed with the SEC.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Debra Lewis	Adam Kressel
(973) 526-1767	(973) 526-1700
debra.lewis@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$30,754	$7,050
Accounts and other receivables – net	113,302	104,613
Inventories – net	158,066	171,710
Taxes receivable	9,701	2,047
Other current assets	4,641	5,117
Total current assets	316,464	290,537

Property, plant and equipment – net	766,355	755,881
Operating lease right-of-use assets	127,501	135,985
Goodwill	15,005	15,005
Other assets	37,987	38,561
Total assets	$1,263,312	$1,235,969

LIABILITIES
Current liabilities:
Accounts payable	$185,938	$205,911
Accrued liabilities	31,311	28,114
Operating lease liabilities – short-term	38,361	38,005
Deferred income and customer advances	13,070	19,696
Total current liabilities	268,680	291,726

Deferred income taxes	120,663	110,071
Operating lease liabilities – long-term	89,759	98,347
Line of credit – long-term	337,000	297,000
Postretirement benefit obligations	32,734	32,410
Other liabilities	6,640	5,537
Total liabilities	855,476	835,091

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 31,578,393 shares issued and 27,996,115 outstanding at March 31, 2020; 31,423,898 shares issued and 27,914,777 outstanding at December 31, 2019	316	314
Preferred stock, par value $0.01; 50,000,000 shares authorized and 0 shares issued and outstanding at March 31, 2020 and December 31, 2019	—	—
Treasury stock at par (3,582,278 shares at March 31, 2020; 3,509,121 shares at December 31, 2019)	(36)	(35)
Additional paid-in capital	181,158	180,884
Retained earnings	237,742	229,166
Accumulated other comprehensive loss	(11,344)	(9,451)
Total stockholders' equity	407,836	400,878
Total liabilities and stockholders' equity	$1,263,312	$1,235,969

AdvanSix Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2020	2019
Sales	$302,713	$314,895

Costs, expenses and other:
Costs of goods sold	272,008	266,880
Selling, general and administrative expenses	16,740	19,413
Other non-operating expense (income), net	1,725	1,604
Total costs, expenses and other	290,473	287,897

Income before taxes	12,240	26,998
Income tax expense	3,664	6,824
Net income	$8,576	$20,174

Earnings per common share
Basic	$0.31	$0.70
Diluted	$0.31	$0.68

Weighted average common shares outstanding
Basic	27,942,486	28,820,603
Diluted	28,050,955	29,786,957

AdvanSix Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income	$8,576	$20,174
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,432	13,915
Loss on disposal of assets	35	415
Deferred income taxes	11,204	3,747
Stock based compensation	1,198	2,762
Accretion of deferred financing fees	130	107
Changes in assets and liabilities:
Accounts and other receivables	(8,746)	42,621
Inventories	13,644	(3,416)
Taxes receivable	(7,654)	397
Accounts payable	(9,752)	(30,674)
Accrued liabilities	2,912	(7,232)
Deferred income and customer advances	(6,626)	(1,862)
Other assets and liabilities	366	1,122
Net cash provided by operating activities	19,719	42,076

Cash flows from investing activities:
Expenditures for property, plant and equipment	(34,100)	(39,512)
Other investing activities	(385)	(587)
Net cash used for investing activities	(34,485)	(40,099)

Cash flows from financing activities:
Borrowings from line of credit	133,500	85,500
Payments of line of credit	(93,500)	(65,500)
Payment of line of credit facility fees	(425)	—
Principal payments of finance leases	(182)	(145)
Purchase of treasury stock	(925)	(23,853)
Issuance of common stock	2	16
Net cash provided by (used for) financing activities	38,470	(3,982)

Net change in cash and cash equivalents	23,704	(2,005)
Cash and cash equivalents at beginning of period	7,050	9,808
Cash and cash equivalents at the end of period	$30,754	$7,803

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable	$11,553	$14,039

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended March 31,
	2020	2019
Net cash provided by operating activities	$19,719	$42,076
Expenditures for property, plant and equipment	(34,100)	(39,512)
Free cash flow (1)	$(14,381)	$2,564

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to EBITDA

	Three Months Ended March 31,
	2020	2019
Net income	$8,576	$20,174
Interest expense, net	1,959	1,107
Income taxes	3,664	6,824
Depreciation and amortization	14,432	13,915
EBITDA (2)	$28,631	$42,020

Sales	$302,713	$314,895

EBITDA margin (3)	9.5%	13.3%

(2) EBITDA is a non-GAAP measure defined as Net Income before Interest, Income Taxes, Depreciation and Amortization
(3) EBITDA margin is defined as EBITDA divided by Sales

The Company believes the non-GAAP financial measures presented in this release provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

AdvanSix Inc.
Appendix
(Pre-tax income impact, Dollars in millions)

Planned Plant Turnaround Schedule (4)

	1Q	2Q	3Q	4Q	FY
2017	—	~$10	~$4	~$20	~$34
2018	~$2	~$10	~$30	—	~$42
2019	—	~$5	~$5	~$25	~$35
2020E	~$2	$5-$10	~$20	~$3	$30-$35

(4) Primarily reflects the impact of fixed cost absorption, maintenance expense, and the purchase of feedstocks which are normally manufactured by the Company. 2020E also reflects the planned shift of a majority of the work scheduled for the previously announced 2Q20 planned plant turnaround into 3Q20.